Exhibit 10.3

October 28, 2010

Mr. Walt Oliwa
36 Marton Drive
Bedford, NH  03110

Dear Walt:

This letter will confirm the April 4, 2007 agreement between Valpey-Fisher Corporation (the “Company”) and you concerning a retention bonus payable to you under certain circumstances.

The Company and you agree that effective October 28, 2010 the second, third, and fourth sentences of the second paragraph of the Letter Agreement are hereby amended to read as follows:

As an incentive for your continued employment with the Company, and your efforts on behalf of the strategic alternatives, the Company hereby agrees to pay you a bonus of one times your current base salary in the event of a change  in control of the Company on or prior to December 31, 2011.  Any bonus payment payable hereunder  in the event of a change in control will be paid no  later than March 15, following the end of the calendar year in which  the change in control occurs; provided however that no bonus payment will be made if you have incurred prior to the first business day immediately following such change in control. “Separation from Service” means, your “separation from service”, within the meaning of Section 409A of the Internal Revenue Code of 1980 as amended (the “Code’), from the Company or successor employer resulting from change in control.  To the extent required by the definition of “separation from service” under Section 409A of the Code, “Separation from Service” shall mean your separation from service (as so defined) from both the Company or successor employer resulting from the change in control, and all other persons with whom the Company or such successor employer would be considered a “single employer under Section 414(b) or (c) of the Code, but replacing the phrase “at least 80%” with the phrase “at least 50% where it appears in Section 1563(a)(1), (2), and (3) of the Code and in the regulations under Section 414(c).

Please indicate your agreement by signing this letter in the space provided below.

Sincerely,

VALPEY-FISHER CORPORATION

Date	By:	/s/ Ted Valpey, Jr.
Ted Valpey, Jr.
Chairman

AGREED AND ACCEPTED:

/s/ Walt Oliwa
Walt Oliwa